Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 1, 2005, by and between ITERIS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.                                   Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement dated as of May 27, 2004 (the “Agreement”) between Iteris, Inc. (“Original Borrower”) and Bank, as amended by that certain Assumption and Amendment Agreement dated October 20, 2004 (the “Assumption Agreement”) between Iteris Holdings, Inc. (“Second Original Borrower”) and Bank, pursuant to which the Second Original Borrower assumed the obligations of the Original Borrower under the Agreement.  The Agreement, together with the Assumption Agreement, each as amended from time to time, is hereinafter collectively referred to as the “Credit Agreement”.  The Second Original Borrower amended its corporate name to Iteris, Inc. pursuant to that certain amended and restated certificate of incorporation dated October 22, 2004, filed October 22, 2004 with Secretary of State, State of Delaware and as such is the “Borrower” referred to herein and party hereto.

B.                                     Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the “Prior Line of Credit”), which is evidenced by that certain Revolving Line of Credit Note dated May 27, 2004 (as may have been amended from time to time, the “Prior Line of Credit Note”).  The Prior Line of Credit Note matures and becomes due and payable in full on August 1, 2005 and as of the date hereof, the outstanding principal balance under the Prior Line of Credit is $2,451,474.00, plus accrued but unpaid interest.

C.                                     Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Five Million Dollars ($5,000,000.00) (the “Term Loan”), which is evidenced by that certain Term Note dated May 27, 2004 (as may be amended from time to time, the “Term Note”).  The Term Note shall mature and become due and payable in full on May 27, 2008 and as of the date hereof, the outstanding principal balance under the Term Loan is $3,541,668.02, plus accrued but unpaid interest.

D.                                    Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

1.                                       Amendment to Section 1.1(a).   Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“(a)                            Line of Credit.  Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including July 31, 2006, not to exceed at any time the aggregate principal amount of Five Million Dollars ($5,000,000.00) (“Line of Credit”), the proceeds of which shall be used to pay off the outstanding principal balance of the Prior Line of Credit and for Borrower’s working capital requirements.  Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of August 1, 2005 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.”

2.                                       Amendment to Section 1.1(b).   The first sentence of Section 1.1(b) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“(b)                           Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of (i) eighty percent (80%) of Borrower’s eligible accounts receivable (Non-Government/Non-Consulting), (ii) forty percent (40%) of Borrower’s eligible accounts receivable (Government/Consulting), provided that outstanding borrowings against such accounts receivable shall not exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), and (iii) fifty percent (50%) of the value of Borrower’s eligible inventory, (exclusive of work in process and inventory which is obsolete, unsaleable or damaged), with value defined as the lower cost or market value, provided however, that outstanding borrowings against inventory shall not at any time exceed  an aggregate of One Million and 00/100 Dollars ($1,000,000.00), plus $1,500,000.00.  Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings hereunder shall not at any time exceed the lesser of: (i) maximum amount of the Line of Credit plus the outstanding principal balance of the Term Loan; or (ii) the maximum borrowing base amount as set forth above.  If either of the above amounts are exceeded, the Line of Credit shall be considered overadvanced by any such excess amount, and the Borrower shall immediately repay such excess amount.  Failure to immediately repay such excess amounts shall constitute an Event of Default under Section 6.1(a) hereof.

3.                                       Amendment to Section 1.5.   The following is hereby added to the Credit Agreement as a new Section 1.5:

“SECTION 1.5                    COLLECTION OF PAYMENTS.  Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower’s deposit account number 4173283292 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof.  Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.”

4.                                       Amendment to Section 2.5.   Section 2.5 of the Credit Agreement is hereby amended by deleting “March 31, 2004” as the date of Borrower’s most current financial statement delivered to Bank, and by substituting “June 30, 2005” for said date.

5.                                       Amendment to Section 4.3.   Section 4.3 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.3.                 FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)                                  not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, statement of income and statement of cash flows; and within 120 days after filing, but in no event later than each October 31, copies of Borrower’s filed federal income tax returns for such year;

(b)                                 not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, statement of income and statement of cash flows;

(c)                                  not later than 15 days after and as of the end of each month, a borrowing base certificate, an inventory collateral report, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and not later than each June 30 and December 31, a list of the names, addresses and phone numbers of all Borrower’s account debtors;

(d)                                 from time to time such other information as Bank may reasonably request .”

6.                                       Amendment to Section  4.9.   Section 4.9 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.9  FINANCIAL CONDITION.  Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower’s financial statements for the period ending December 31, 2005:

(a)                                  Senior Funded Debt to EBITDA not greater than 6.75 to 1.0 at December 31, 2005; not greater than 4.10 to 1.0 at March 31, 2006 and thereafter, with “Senior Funded Debt” defined as the sum of all obligations for borrowed money plus all capital lease obligations less subordinated debt, and with “EBITDA” defined as net profit before taxes, plus interest expense plus amortization of intangibles plus depreciation, plus deferred finance expense amortization, plus debt discount amortization, plus deferred gain on sale of property, plus amortization of non-cash stock based compensation expense, each to be measured on a year-to-date, annualized basis.

(b)                                 Fixed Charge Coverage Ratio not less than .65 to 1.0 for quarter ending December 31, 2005; not less than 1.25 to 1.0 for quarter ending March 31, 2006, and quarterly thereafter. “Fixed Charge Coverage Ratio” shall mean consolidated EBITDA minus non-financed capital expenditures divided by the aggregate sum of (i) all interest paid or payable on the Funded Debt, (ii) all installment of scheduled principal during the period, (iii) all income taxes paid or payable, plus (iv) the amount of dividends declared or paid in cash, and “EBITDA” has the meaning to it given above. “Funded Debt” shall mean the sum of obligations for borrowed money plus all capital lease obligations.”

7.                                       The following is hereby added to the Credit Agreement as Section 4.11:

“SECTION 4.11.  CREDITORS’ FORMATION DOCUMENTS.  On or before December 31, 2005, Borrower shall deliver to Bank copies of the filed formation documents for each of the business entities or the trust entities identified as Subordinated Creditors on the Acknowledgment and Consent of Subordinated Creditors attached to the Second Amendment to Credit Agreement dated as of August 1, 2005 between Borrower and Bank.”

8.                                       Amendment to Section 7.2.   Section 7.2 of the Credit Agreement is hereby amended by deleting the existing address for Bank and replacing such address with the following:  “Los Angeles Office, 333 South Grand Avenue, 9th Floor, Los Angeles, CA  90071.”

9.                                       Restructuring Fee.   In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $50,000.00 (the “Restructuring Fee”).

10.                                 Conditions Precedent.   The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank’s satisfaction of all of the following conditions by no later than November 28, 2005:

(a)                                  Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)                                     This Amendment.

(ii)                                  The Line of Credit Note.

(iii)                               Subordination Agreements (9).

(iv)                              Partnership, Joint Venture or Association Certificate: Subordination (3).

(v)                                 Acknowledgment and Consent of Subordinated Creditors attached hereto.

(vi)                              Such other documents as Bank may require under any other section of this Amendment.

(b)                                 Restructuring Fee.   Bank shall have received the Restructuring Fee in immediately available funds.

(c)                                  Other Fees and Costs.   In addition to Borrower’s obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys’ fees (including the allocated costs of

Bank’s in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

(d)                                 Subordinated Note.  Bank shall have received the original Secured Promissory Note dated July 1, 2003, in the amount of $811,347.00 between Odetics, Inc., 1515 South Manchester, LLC, Dartbrook-Twin Oaks, L.P., and William T. White, III, LLC and the original First Amendment to Secured Promissory Note dated November 1, 2004 between Iteris, Inc., 1515 South Manchester, LLC, Dartbrook-Twin Oaks, L.P., and William T. White, III, LLC, each notated with a legend satisfactory to Bank to the effect that the holders of each such note are bound by the terms of a subordination agreement in favor of the Bank.

(e)                                  Interest.   Interest under the Prior Line of Credit Note shall have been paid current.

(f)                                    Interest and Principal.   Interest and principal under the Term Note shall have been paid current.

11.                                 General Release.  In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows (“General Release”):

(a)                                  Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank’s predecessors in interest, and all of Bank’s past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower now has or may acquire as of the later of:  (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank’s predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)                                 Borrower hereby acknowledges, represents and warrants to Bank as follows:

(i)                                     Borrower understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

“Section 1542.  GENERAL RELEASE; EXTENT.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(ii)                      With regard to Section 1542 of the California Civil Code, Borrower agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and

Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)                                  Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release.  Each such person fully understands that this General Release has important legal consequences and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date.  Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this General Release.

(d)                                 Borrower hereby specifically acknowledges and agrees that:  (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

12.                                 Miscellaneous.  Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

13.                                 Reaffirmation; Certification.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.  Borrower reaffirms and ratifies all Loan Documents executed by it or its predecessors prior to the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
ITERIS, INC.	NATIONAL ASSOCIATION

By:	By:
Darryl Hallie, Vice President/Principal
Title:

By:

Title:

ACKNOWLEDGMENT AND CONSENT OF SUBORDINATED CREDITORS

The undersigned, Subordinated Creditors of Borrower, acknowledge and agree they have read the foregoing Amendment and that their respective Subordination Agreements heretofore executed by them, Borrower and Bank, shall continue in full force and effect (notwithstanding the lack of acknowledgment, if any, to any prior amendments to any of the Loan Documents between Borrower and bank), and that any indebtedness of Borrower to such Subordinated Creditor and the security interests, if any, granted to secure such debt remain junior and subordinated to (i) all indebtedness of Borrower to Bank, including without limitation, indebtedness evidenced by the foregoing Amendment and (ii) any security interests granted to Bank to secure such indebtedness.

SUBORDINATED CREDITORS:

1515 South Manchester, LLC	Dartbrook-Twin Oaks, L.P.

By:	By: 1515 South Manchester, LLC,
its attorney-in-fact
Title:
By:

Title:

William T. White, III, LLC
By: 1515 South Manchester, LLC,
its attorney-in-fact

By:

Title:	Lloyd I. Miller

Lloyd I. Miller, III	Susan Riley

Abby Riley, aka Abigail Riley	Eloise Riley

Stephen Edwin Rowe, aka	Irv Kessler, aka Irvin R. Kessler
Stephen E. Rowe

Abbas Mohaddes	Charlie Riley

Tom Kelleher

Milfam II L.P.	Milfam I L.P.

By: Milfam LLC, General Partner	By: Milfam LLC, General Partner

By:	By:

Title:	Title:

Provident Premier Master Fund Ltd.	Bainbridge Partners, LLC

By:	By:
Edward G. Victor
Title:	Title: Manager

Potomac Capital International Ltd.	Potomac Capital Partners, LP

By:	By:
Paul J. Solit	Paul J. Solit
Title:	Title:

Lloyd I. Miller Trust A-4

By:

Title:

Jon D. Gruber, Trustee of the	Linda W. Gruber, Trustee of the
Jon D. and Linda W. Gruber Trust	Jon D. and Linda W. Gruber Trust

Lagunitas Partners, a California Limited Partnership

By: Gruber & McBaine Capital Management
General Partner

By:
Eric B. Swergold
Title:

Gruber & McBaine International

By:
Eric B. Swergold
Title:

Charles Schwab, Inc., Custodian for Francis Memole IRA

By:

Title:

Wachovia Securities Custodian for Greg Miner IRA

By:

Title:

Charles Schwab, Inc., Custodian for John Johnson IRA

By:

Title: